Exhibit 99.1

ICAD REPORTS FINANCIAL RESULTS FOR THIRD QUARTER ENDED

SEPTEMBER 30, 2022

Company implements corporate strategic realignment

Partnership-based recurring revenue model anticipated to drive future growth

Cost structure reduction to decrease expenses by over $3 million annually

Company to host conference call and webcast today at 4:30 PM ET

NASHUA, N.H. – November 10, 2022 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the three and nine months ended September 30, 2022.

Highlights:

•

Increased demand for flexible subscription model drives spike in subscription sales, with more subscriptions booked in the third quarter than in the first six months of 2022, continuing to build long-term recurring revenue opportunities

•	Company introduces new Subscription Annual Recurring Revenue (S-ARR) metric to highlight progress of subscription sales

•

Company implements cost structure realignment to match evolving short term revenue trajectory from conversion of perpetual licenses to subscription models, while maintaining investments in key growth initiatives

•

Restructuring commercial sales team to better support current and future business operations with dedicated U.S. sales leader for Detection business, skilled in executing growth in recurring revenue model businesses.

“As we continue to assess the future opportunity in our target markets, evolving customer needs and our existing operations, we have been implementing a strategic realignment resulting in several significant changes in how iCAD does business,” said Stacey Stevens, President and CEO of iCAD, Inc. “We are optimizing our operational model by pivoting to a more partner-focused, recurring revenue approach with the goal of improving both effectiveness and efficiency. While the development of meaningful strategic partnerships takes time, we are excited to begin unveiling new relationships, such as our initial order and ongoing development of a multi-year partnership with Radiology Partners, which was announced earlier today. This partnership is a prime example of iCAD and its technology being selected as the premier option by other renowned and respected leaders in breast care, and such partnerships will enable iCAD to grow while also establishing our technology as the standard of care for an important and expanding portion of the market.”

“The shift to a recurring revenue model has numerous benefits, including better business visibility, more efficient expense management and an improved ability to predict future cash flow,” added Stevens. “Our ongoing transition to software subscriptions and other recurring revenue models demonstrates our ability to adapt to customer needs, and we are seeing increased demand from customers who want to adopt and scale our leading AI technology via this more flexible procurement approach, which is not only more efficient but also cost-effective compared to a traditional one-time license sale, especially given the current pressure on capital budgets. Overall demand for our technology is strong, and we are clearly penetrating the market faster, but these positives have previously not been as transparent, given that subscription revenue is earned over time. To shine a light on this underlying growth, we are sharing a new metric known as Subscription Annual Recurring Revenue, or S-ARR, that management uses to measure our subscription progress and success.”

“Additionally, we have continued to make changes to our U.S. Detection sales team, including bringing on new leadership with SaaS- based experience and a strong skill set in driving growth in recurring revenue model businesses in the healthcare space.”

“Finally, we have proactively addressed our expense structure to better complement our strategic realignment. While we will continue to make necessary investments in growth opportunities, such as further accelerating the transition to subscription, and ultimately a SaaS-based delivery model, we are re-evaluating costs to align with this more efficient, partner-focused approach and the cadence of the growing, recurring-revenue model. To that end, we are announcing that we have taken out over $3 million dollars in annualized expense. Given our ongoing strategic plans for our multiple business lines, and including these cost reduction efforts, we do not have any plans to raise additional capital at this time,” concluded Stevens.

Three Months Ended September 30, 2022 Financial Results

Total Detection and Therapy revenue for the third quarter of 2022 was $6.4 million, a decrease of $3.0 million, or 32%, as compared to the third quarter of 2021.

(in 000’s)	Three months ended September 30
	2022	2021	$ Change	% Change
Product revenue	$3,207	$6,320	$(3,113)	-49.3%
Service and supplies revenue	3,149	3,041	108	3.6%

Total revenue	$6,356	$9,361	$(3,005)	-32.1%

Revenue: Cancer Detection revenue for the third quarter of 2022, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, was $4.4 million, a decrease of 28%, as compared to the third quarter of 2021. Therapy revenue for the third quarter of 2022, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, was $2 million, a decrease of 40%, as compared to the third quarter of 2021.

(in 000’s)	Three months ended September 30
	2022	2021	$ Change	% Change
Detection revenue
Product revenue	$2,535	$4,454	$(1,919)	-43.1%
Service and supplies revenue	1,823	1,554	269	17.3%

Detection revenue	$4,358	$6,008	$(1,650)	-27.5%

Therapy revenue
Product revenue	$671	$1,866	$(1,195)	-64.0%
Service and supplies revenue	1,327	1,487	(160)	-10.8%

Therapy revenue	$1,998	$3,353	$(1,355)	-40.4%

Total revenue	$6,356	$9,361	$(3,005)	-32.1%

Gross Profit: Gross profit for the third quarter of 2022 was $4.4 million, or 69% of revenue, as compared to $6.7 million, or 72% of revenue, in the third quarter of 2021.

Operating Expenses: Total operating expenses for the third quarter of 2022 were $8.3 million, a 6% decrease from $8.9 million in the third quarter of 2021.

GAAP Net Loss: Net loss for the third quarter of 2022 was ($3.9) million, or ($0.15) per diluted share, as compared to a net loss of ($2.2) million, or ($0.09) per diluted share, for the third quarter of 2021.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the third quarter of 2022 was ($3.9) million, or ($0.15) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($2.2) million, or ($0.09) per diluted share, for the third quarter of 2021. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended September 30, 2022 and 2021, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the third quarter of 2022 was a loss of ($3.4) million, a $2.1 million increase as compared to the third quarter 2021 Non-GAAP Adjusted EBITDA loss of ($1.4) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended September 30, 2022 and 2021, respectively.

Nine Months Ended September 30, 2022 Financial Results

Total Detection and Therapy revenue for the 9 months ended September 30, 2022 was $21.5 million, a decrease of $4.4 million, or 17%, as compared to the 9 months ended September 30, 2021.

(in 000’s)	Nine months ended September 30
	2022	2021	$ Change	% Change
Product revenue	$12,242	$18,358	$(6,116)	-33.3%
Service and supplies revenue	9,212	7,472	1,740	23.3%

Total revenue	$21,454	$25,830	$(4,376)	-16.9%

Revenue: Cancer Detection revenue for the 9 months ended September 30, 2022, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, was $15.2 million, a decrease of 8%, as compared to the 9 months ended September 30, 2021. Therapy revenue for the 9 months ended September 30, 2022, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, was $6.3 million, a decrease of 33%, as compared to 9 months ended September 30, 2021.

(in 000’s)	Nine months ended September 30
	2022	2021	$ Change	% Change
Detection revenue
Product revenue	$9,866	$11,778	$(1,912)	-16.2%
Service and supplies revenue	5,301	4,737	564	11.9%

Detection revenue	$15,167	$16,515	$(1,348)	-8.2%
Therapy revenue
Product revenue	$2,376	$6,580	$(4,204)	-63.9%
Service and supplies revenue	3,911	2,735	1,176	43.0%

Therapy revenue	$6,287	$9,315	$(3,028)	-32.5%

Total revenue	$21,454	$25,830	$(4,376)	-16.9%

Gross Profit: Gross profit for the 9 months ended September 30, 2022 was $15.2 million, or 70% of revenue, as compared to $18.5 million, or 72% of revenue, in the 9 months ended September 30, 2021.

Operating Expenses: Total operating expenses for the 9 months ended September 30, 2022 were $25.8 million, as compared to $25.1 million in the 9 months ended September 30, 2021.

GAAP Net Loss: Net loss for the 9 months ended September 30, 2022 was ($10.6) million, or ($0.42) per diluted share, as compared to a net loss of ($7.1) million, or ($0.29) per diluted share, for the 9 months ended September 30, 2021.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the 9 months ended September 30, 2022 was ($10.6) million, or ($0.42) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($6.6) million, or ($0.27) per diluted share, for the 9 months ended September 30, 2021. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the nine-month periods ended September 30, 2022 and 2021, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the 9 months ended September 30, 2022 was a loss of ($8.8) million, a $4.9 million increase as compared to the 9 months ended September 30, 2021 Non-GAAP Adjusted EBITDA loss of ($3.9) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the nine-month periods ended September 30, 2022 and 2021, respectively.

Conference Call

Thursday, November 10, 2022 at 4:30 PM ET

Domestic:	888-506-0062
International:	973-528-0011
Conference ID:	393244
Webcast:	https://www.webcaster4.com/Webcast/Page/2879/46603

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about future growth, the success of the recurring revenue model, the establishment of the Company’s technology as the standard of care, the expected benefits of ProFound AI®, the benefits of the Company’s products, external factors affecting the market for our products, behavior of clients and prospective clients, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Inquiries:

iCAD Investor Relations

ir@icadmed.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$24,590	$34,282
Trade accounts receivable, net of allowance for doubtful accounts of $778 and $268 as of September 30, 2022 and December 31, 2021, respectively	8,472	8,891
Inventory, net	5,630	4,171
Prepaid expenses and other current assets	3,787	2,962

Total current assets	42,479	50,306

Property and equipment, net of accumulated depreciation of $7,275 and 7,106 as of September 30, 2022 and December 31, 2021, respectively	986	882
Operating lease assets	2,945	1,059
Other assets	67	899
Intangible assets, net of accumulated amortization of $8,820 and $8,724 as of September 30, 2022 and December 31, 2021, respectively	535	683
Goodwill	8,362	8,362

Total assets	$55,374	$62,191

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,423	$2,779
Accrued and other expenses	5,544	5,642
Lease payable—current portion	508	889
Deferred revenue—current portion	6,126	5,652

Total current liabilities	14,601	14,962

Lease payable, net of current	2,480	266
Deferred revenue, net of current	631	441
Deferred tax	4	5

Total liabilities	17,716	15,674

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $0.01 par value: authorized 60,000,000 shares; issued 25,428,935 as of September 30, 2022 and 25,326,086 as of December 31, 2021
Outstanding 25,243,104 as of September 30, 2022 and 25,140,255 as of December 31, 2021.	254	253
Additional paid-in capital	302,560	300,859
Accumulated deficit	(263,741)	(253,180)
Treasury stock at cost, 185,831 shares as of both September 30, 2022 and December 31, 2021	(1,415)	(1,415)

Total stockholders’ equity	37,658	46,517

Total liabilities and stockholders’ equity	$55,374	$62,191

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Products	$3,207	$6,320	$12,242	$16,429
Service and supplies	3,149	3,041	9,212	9,401

Total revenue	6,356	9,361	21,454	25,830
Cost of revenue:
Products	1,416	1,807	4,531	4,592
Service and supplies	494	763	1,524	2,462
Amortization and depreciation	73	79	224	237

Total cost of revenue	1,983	2,649	6,279	7,291

Gross profit	4,373	6,712	15,176	18,539

Operating expenses:
Engineering and product development	2,137	2,285	6,780	6,745
Marketing and sales	3,473	3,886	10,473	10,739
General and administrative	2,667	2,658	8,340	7,461
Amortization and depreciation	56	64	180	178

Total operating expenses	8,333	8,893	25,773	25,123

Loss from operations	(3,960)	(2,181)	(10,598)	(6,584)
Other income/ (expense):
Interest expense	(7)	—	(7)	(141)
Interest income	71	21	89	53
Other loss	(2)	(16)	(45)	(41)
Loss on extinguishment of debt	—	—	—	(386)

Other expense, net	62	5	37	(515)
Loss before provision for income taxes	(3,898)	(2,176)	(10,561)	(7,099)

Provision for tax expense	—	—	—	—

Net loss and comprehensive loss	$(3,898)	$(2,176)	$(10,561)	$(7,099)

Net loss per share:
Basic and diluted	$(0.15)	$(0.09)	$(0.42)	$(0.29)

Weighted average number of shares used in computing loss per share:	25,204	25,053	25,183	25,662

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Nine Months ended September 30,
	2022	2021
Cash flow from operating activities:
Net loss	$(10,561)	$(7,099)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	158	176
Depreciation	246	242
Non-cash lease expense	549	581
Bad debt provision	510	(25)
Stock-based compensation	1,369	2,102
Amortization of debt discount and debt costs	—	17
Loss on extinguishment of debt	—	386
Changes in operating assets and liabilities:
Accounts receivable	(91)	(1,827)
Inventory	(1,459)	(146)
Prepaid and other assets	7	493
Accounts payable	(351)	(217)
Accrued and other expenses	(98)	(2,095)
Lease liabilities	(602)	(514)
Deferred revenue	663	65

Total adjustments	901	(762)

Net cash used for operating activities	(9,660)	(7,861)

Cash flow from investing activities:
Additions to patents, technology and other	(10)	(24)
Additions to property and equipment	(355)	(426)

Net cash used for investing activities	(365)	(450)

Cash flow from financing activities:
Proceeds from option exercises pursuant to stock option plans	206	933
Proceeds from issuance of common stock pursuant to Employee Stock Purchase Plans	127	190
Proceeds from issuance of common stock, net	—	23,229
Issuance of stock upon conversion of debentures		(7,363)
Taxes paid related to restricted stock activity	—	(59)

Net cash provided by financing activities	333	16,930

(Decrease) increase in cash and cash equivalents	(9,692)	8,619
Cash and cash equivalents, beginning of period	34,282	27,186

Cash and cash equivalents, end of period	$24,590	$35,805

Supplemental disclosure of cash flow information:
Interest paid	$7	$92

Amendment to right-of-use assets obtained in exchange for operating lease liabilities	$2,434	$—

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•

Loss on extinguishment of debt: The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

On occasion in the future, there may be other items, such as loss on extinguishment of debt, significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP Net Loss	$(3,898)	$(2,176)	$(10,561)	$(7,099)
Interest expense	7	—	7	141
Interest income	(71)	(21)	(89)	(53)
Other expense	2	16	45	41
Stock compensation	405	656	1,369	2,102
Depreciation & amortization	129	146	404	418
Tax expense	—	—	—	—
Loss from extinguishment of debt	—	—	—	386
Litigation related	—	1	—	117

Non-GAAP Adjusted EBITDA	$(3,426)	$(1,378)	$(8,825)	$(3,947)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP Net Loss	$(3,898)	$(2,176)	$(10,561)	$(7,099)
Adjustments to Net Loss:
Loss from extinguishment of debt	—	—	—	386
Litigation related	—	1	—	117

Non-GAAP Adjusted Net Loss	$(3,898)	$(2,175)	$(10,561)	$(6,596)

Net Loss per share—basic and diluted
GAAP Net Loss per share	$(0.15)	$(0.09)	$(0.42)	$(0.29)
Adjustments to Net Loss (as detailed above)	—	—	—	0.02

Non-GAAP Adjusted Net Loss per share	$(0.15)	$(0.09)	$(0.42)	$(0.27)

Subscription annual recurring revenue (“Subscription ARR”) is a metric used by management to measure the growth of its recurring revenue from subscription transactions with our detection business customers. We have two versions of this metric which we find helpful. The first is Subscription ARR from installed subscription transactions that were earning revenue as of the last month of the reporting period. For this metric, the calendar month’s revenue earned is multiplied by 12 months to provide us with an estimate of revenue that will be earned from our subscription customers over the next twelve months. Subscription ARR from booked subscription agreements represents 12 months times the monthly revenue that will be earned by all booked (under contract) subscription agreements once installed. Subscription agreements that are booked by each month’s end typically take 6 to 8 weeks to be installed. Please note that each of these Subscription ARR metrics represents an estimate of future revenue over the next twelve months as many of our subscription contracts may be canceled by our customers with 30 days notice. To date we have not experienced any cancelations. Subscription ARR should be viewed independently of revenue and does not represent our revenue under U.S. GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start dates, end dates, cancellations, and renewal rates. Subscription ARR is not intended to be a replacement for forecasts of revenue.

Subscription ARR
(in thousands)
As of September 30, 2022
Installed	Booked
$ 161	$ 530